Exhibit 99.1

ATN Reports Second Quarter 2025 Results;

Reaffirms 2025 Outlook

Second Quarter 2025 vs. Second Quarter 2024 Financial Highlights

•	Expanded high-speed broadband homes passed by 8%
•	Grew total high-speed subscribers by 1%
•	Second-quarter revenues declined 1% to $181.3 million
•	Second quarter operating income decreased to $0.2 million
•	Second quarter net loss was $(7.0) million, or $(0.56) per share
•	Second quarter Adjusted EBITDA[1] decreased 6% to $45.8 million
•	Net cash provided by operating activities for the year-to-date period increased 2% to $59.8 million
•	Capital expenditures for the year-to-date period were $42.0 million (net of $45.9 million reimbursements)
•	Net Debt Ratio[3] was 2.58x on June 30, 2025

Reaffirmed Outlook for Full Year 2025

•	Revenue, excluding construction revenue, is expected to be in line with last year’s result of $725 million
•	Adjusted EBITDA[2] is expected to be essentially flat with the prior year result of $184 million
•	Capital expenditures are expected to be in the range of $90 to $100 million (net of reimbursements)
•	Net Debt Ratio[3] is expected to remain flat, with a slight potential improvement exiting 2025 compared with 2.54x at the end of 2024

Earnings Conference Call

Friday, August 8, 2025, at 9:00 a.m. ET; web participant link: https://edge.media-server.com/mmc/p/734nzkmk

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

2 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA

3 Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

Beverly, MA (August 7, 2025) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the second quarter ended June 30, 2025.

Remarks by Brad Martin, ATN Chief Executive Officer

“Our second quarter results were in line with our expectations and reflect the steps we’re taking to optimize our cost structure and execute on our long-term strategy. Internationally, our segment results reflect our efforts to enhance our mobile networks and service quality to support higher data usage, grow our post-paid subscriber base and gain incremental operational efficiency. In the U.S., the wind-down of subsidy programs and our transition away from legacy consumer service technologies continues to impact year-over-year revenue performance. However, we are beginning to see sequential improvements as our focus on delivering best-in-class carrier and enterprise solutions and expanding the deployment of fiber and fiber-fed fixed-wireless in markets where we have durable consumer footholds, is generating positive traction.

“Across the business, our focus on simplification, operational stability, and disciplined capital allocation is driving stronger cash generation. These improvements provide a solid foundation as we move into the second half of the year.”

Second Quarter 2025 Financial Results

Consolidated revenues were $181.3 million in the second quarter, down 1% versus $183.3 million in the year-ago quarter. This decrease primarily reflects the wind-down of subsidy programs and the exit from legacy consumer solutions partially offset by an increase in construction revenue during the quarter.

Operating income was $0.2 million in the second quarter versus $24.3 million in the year-ago quarter. The year-ago quarter benefited from a net gain of $15.9 million from the disposition of assets versus the current year quarter loss of $2.7 million. Cost containment efforts resulted in a reduction in selling, general and administrative costs, which partially offset restructuring and reorganization expenses totaling $4.9 million in the current quarter.

Net loss attributable to ATN stockholders in the second quarter of 2025 was $(7.0) million, or $(0.56) loss per share versus a net income attributable to ATN stockholders of $9.0 million, or $0.50 income per diluted share, in the year-ago quarter.

Adjusted EBITDA1 was $45.8 million in the second quarter of 2025, down 6% from $48.7 million in the year-ago quarter.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended June 30, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$94,894	$95,357	$86,406	$87,924	$-	$-	$181,300	$183,281
Mobility	26,323	26,811	8	769	-	-	26,331	27,580
Fixed	61,749	62,215	51,359	52,491	-	-	113,108	114,706
Carrier Services	3,423	3,636	29,806	30,056	-	-	33,229	33,692
Construction	-	-	2,216	820	-	-	2,216	820
All other	3,399	2,695	3,017	3,788	-	-	6,416	6,483

Operating Income (Loss)	$16,221	$32,405	$(5,533)	$884	$(10,455)	$(8,973)	$233	$24,316
EBITDA (2)	$31,626	$48,934	$13,292	$21,811	$(9,596)	$(8,926)	$35,322	$61,819
Adjusted EBITDA (1)	$33,274	$33,285	$18,262	$21,919	$(5,744)	$(6,534)	$45,792	$48,670
Capital Expenditures**	$9,466	$12,035	$11,718	$13,540	$-	$238	$21,184	$25,813

For Six Months Ended June 30, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$189,390	$188,416	$171,204	$181,660	$-	$-	$360,594	$370,076
Mobility	52,363	52,848	46	1,606	-	-	52,409	54,454
Fixed	123,115	123,536	103,019	110,376	-	-	226,134	233,912
Carrier Services	7,326	7,209	59,033	60,109	-	-	66,359	67,318
Construction	-	-	3,262	2,406	-	-	3,262	2,406
All other	6,586	4,823	5,844	7,163	-	-	12,430	11,986

Operating Income (Loss)	$30,970	$44,090	$(7,948)	$1,482	$(20,122)	$(16,682)	$2,900	$28,890
EBITDA (2)	$62,004	$76,993	$30,135	$42,275	$(18,397)	$(16,557)	$73,742	$102,711
Adjusted EBITDA (1)	$65,665	$62,558	$35,774	$42,622	$(11,308)	$(12,992)	$90,131	$92,188
Capital Expenditures**	$20,269	$28,951	$21,745	$31,300	$2	$1,579	$42,016	$61,830

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes government capital program amounts disbursed and amounts received.

Operating Metrics

Operating Metrics

	2025	2025	2024	2024	2024	Q2 2025
	Q2	Q1	Q4	Q3	Q2	vs. Q2 2024
High-Speed Data* Broadband Homes Passed	427,500	427,300	426,100	399,500	396,100	8%
High-Speed Data* Broadband Customers	141,900	141,300	140,800	141,100	140,600	1%

Broadband Homes Passed	803,400	801,500	800,900	798,400	798,300	1%
Broadband Customers	200,300	199,800	203,200	205,900	211,400	-5%

Fiber Route Miles	11,957	11,944	11,921	11,901	11,880	1%

International Mobile Subscribers
Pre-Paid	332,300	332,300	329,300	336,400	339,000	-2%
Post-Paid	60,200	59,600	59,500	58,700	57,900	4%
Total	392,500	391,900	388,800	395,100	396,900	-1%

Blended Churn	3.09%	3.32%	3.51%	3.47%	3.44%

*HSD is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of June 30, 2025, increased to $113.3 million and total debt was $583.4 million, versus $89.2 million of cash, cash equivalents and restricted cash and $557.4 million of total debt on December 31, 2024. The Company’s Net Debt3 ratio was 2.58x on June 30, 2025.

Net cash provided by operating activities increased to $59.8 million for the six months ended June 30, 2025, compared with net cash provided by operating activities of $58.4 million in the prior year period primarily the result of working capital improvements.

Capital expenditures for the six months ending June 30, 2025 were $42.0 million net of $45.9 million of reimbursable capital expenditures compared to $61.8 million net of $46.2 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends increased 15% to $0.275 per share and were paid on July 7, 2025, on all common shares outstanding to stockholders of record as of June 30, 2025.

Share repurchases, in the quarter ended June 30, 2025, the Company did not repurchase any shares.

2025 Business Outlook

“As we enter the second half of the year, we remain focused on disciplined execution and delivering on our strategic priorities,” said Martin. “While revenue reflects the impact of the discontinued subsidy programs and the exit of services based on legacy technologies in our U.S. business, we’re seeing improved operational efficiency across the organization. Our teams are managing costs effectively, capital spending remains aligned with our expectations, and we believe we are well-positioned to meet our full-year objectives. With continued focus, we are reaffirming our 2025 guidance and remain confident in our ability to generate long-term value.”

ATN reaffirmed its expectations for the Full Year 2025:

•	Revenue, excluding construction revenue, is expected to be in line with 2024’s result of $725 million
•	Adjusted EBITDA[1] is expected to be essentially flat with 2024’s result of $184 million
•	Capital expenditures are expected to be in the range of $90 to $100 million (net of reimbursements) compared with the full year 2024 total of $110.4 million
•	Net Debt Ratio[3] is expected to remain flat, with a slight potential improvement exiting 2025 compared with 2024’s result of 2.54x

For the Company’s full year 2025 outlook for Adjusted EBITDA and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and Net Debt Ratio.

Conference Call Information

Call Date: Friday, August 8, 2025
Call Time: 9:00 a.m. ET
Webcast Link:  https://edge.media-server.com/mmc/p/734nzkmk

Live Call Participant Link:  https://register-conf.media-server.com/register/BI2e5e4d582ca04d33aa94bba527f70909

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, one-time impairment or special charges, the gain (loss) on disposition of assets and transfers, and non-cash stock-based compensation.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, Net Debt Ratio, and capital investments; demand for the Company’s services and industry trends; the Company’s liquidity; the expansion of the Company’s customer base; receipt of certain government grants and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (3) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (4) the Company’s reliance on a limited number of key suppliers and vendors for timely and cost-effective supply of equipment and services relating to the Company’s network infrastructure; (5) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (6) the Company’s ability to realize expansion plans for its fiber markets; (7) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (8) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (9) the Company’s continued access to capital and credit markets on terms it deems favorable; (10) the Company’s ability to successfully grow its US Telecom businesses through carrier mobility and broadband and consumer-based broadband services; (11) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Michele Satrowsky	Adam Rogers
Corporate Treasurer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
IR@atni.com	ATNI@investorrelations.com
978-619-1300

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30,	December 31,
	2025	2024
Assets:
Cash and cash equivalents	$98,965	$73,393
Restricted cash	14,350	15,851
Customer receivable	8,184	7,986
Other current assets	206,253	211,931

Total current assets	327,752	309,161

Property, plant and equipment, net	1,010,631	1,040,193
Operating lease right-of-use assets	102,299	99,427
Customer receivable - long term	39,052	41,030
Goodwill and other intangible assets, net	120,045	130,144
Other assets	107,227	107,148

Total assets	$1,707,006	$1,727,103

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$14,851	$8,226
Current portion of customer receivable credit facility	8,221	8,031
Taxes payable	11,080	8,234
Current portion of lease liabilities	15,231	16,188
Other current liabilities	219,641	226,635

Total current liabilities	269,024	267,314

Long-term debt, net of current portion	$568,548	$549,130
Customer receivable credit facility, net of current portion	32,000	36,203
Lease liabilities	78,784	77,469
Other long-term liabilities	112,163	125,233

Total liabilities	1,060,519	1,055,349

Redeemable non-controlling interests	78,715	76,303

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	458,719	489,493
Non-controlling interests	109,053	105,958

Total stockholders' equity	567,772	595,451

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,707,006	$1,727,103

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Communications services	$174,874	$177,365	$348,905	$358,633
Construction	2,216	820	3,262	2,406
Other	4,210	5,096	8,427	9,037
Total revenue	181,300	183,281	360,594	370,076

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	77,165	76,137	155,389	156,527
Cost of construction revenue	2,183	813	3,684	2,382
Selling, general and administrative	56,160	57,661	111,390	118,979
Stock-based compensation	2,685	2,781	4,590	4,690
Transaction-related charges	193	-	1,628	19
Restructuring and reorganization expenses	4,907	-	6,737	1,190
Depreciation	33,863	35,558	68,390	69,897
Amortization of intangibles from acquisitions	1,226	1,945	2,452	3,924
(Gain) loss on disposition of assets and transfers	2,685	(15,930)	3,434	(16,422)
Total operating expenses	181,067	158,965	357,694	341,186

Operating income (loss)	233	24,316	2,900	28,890

Other income (expense):
Interest expense, net	(12,678)	(12,196)	(24,356)	(23,271)
Other income (expense)	(591)	(579)	(3,158)	(406)
Other income (expense), net	(13,269)	(12,775)	(27,514)	(23,677)

Loss before income taxes	(13,036)	11,541	(24,614)	5,213
Income tax expense (benefit)	(3,776)	204	(3,967)	1,822

Net income (loss)	(9,260)	11,337	(20,647)	3,391

Net (income) loss attributable to non-controlling interests, net	2,234	(2,334)	4,693	(701)

Net income (loss) attributable to ATN International, Inc. stockholders	$(7,026)	$9,003	$(15,954)	$2,690

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic	$(0.56)	$0.50	$(1.25)	$(0.00)

Diluted	$(0.56)	$0.50	$(1.25)	$(0.00)

Weighted average common shares outstanding:
Basic	15,223	15,254	15,177	15,346
Diluted	15,223	15,255	15,177	15,346

COMPANY CONFIDENTIAL

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Six Months Ended June 30,
	2025	2024
Net loss	$(20,647)	$3,391
Depreciation	68,390	69,897
Amortization of intangibles from acquisitions	2,452	3,924
Provision for doubtful accounts	4,135	2,855
Amortization of debt discount and debt issuance costs	1,435	1,249
(Gain) loss on disposition of assets and transfers	3,434	(16,422)
Stock-based compensation	4,590	4,690
Deferred income taxes	(5,432)	(2,550)
(Gain) loss on equity investments	(133)	(218)
Decrease in customer receivable	1,780	1,418
Change in prepaid and accrued income taxes	1,666	273
Change in other operating assets and liabilities	(1,827)	(10,097)

Net cash provided by operating activities	59,843	58,410

Capital expenditures	(42,016)	(61,830)
Government capital programs:
Amounts disbursed	(45,906)	(46,198)
Amounts received	41,364	43,686
Net proceeds from sale of assets	221	17,910
Purchases and sales of employee benefit plan investments	701	162
Purchases of spectrum licenses and other intangible assets	-	(573)

Net cash used in investing activities	(45,636)	(46,843)

Dividends paid on common stock	(7,279)	(7,421)
Distributions to non-controlling interests	(1,404)	(2,116)
Finance lease payments	(974)	(915)
Term loan - repayments	(3,314)	(12,112)
Payment of debt issuance costs	(280)	(974)
Revolving credit facilities – borrowings	41,000	75,000
Revolving credit facilities – repayments	(13,000)	(40,002)
Proceeds from customer receivable credit facility	-	3,700
Repayment of customer receivable credit facility	(4,071)	(3,709)
Purchases of common stock - stock-based compensation	(770)	(1,932)
Purchases of common stock - share repurchase plan	-	(10,000)
Purchases of noncontrolling interests	(44)	-

Net cash (used) provided by financing activities	9,864	(481)

Net change in total cash, cash equivalents and restricted cash	24,071	11,086

Total cash, cash equivalents and restricted cash, beginning of period	89,244	62,167

Total cash, cash equivalents and restricted cash, end of period	$113,315	$73,253

Company Confidential

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,857	$8	$-	$4,865
Consumer	21,466	-	-	21,466
Total	$26,323	$8	$-	$26,331

Fixed
Business	$18,416	$28,854	$-	$47,270
Consumer	43,333	22,505	-	65,838
Total	$61,749	$51,359	$-	$113,108

Carrier Services	$3,423	$29,806	$-	$33,229
Other	2,088	118	-	2,206

Total Communications Services	$93,583	$81,291	$-	$174,874

Construction	$-	$2,216	$-	$2,216

Managed services	$1,311	$2,899	$-	$4,210
Total Other	$1,311	$2,899	$-	$4,210

Total Revenue	$94,894	$86,406	$-	$181,300

Depreciation	$15,154	$17,850	$859	$33,863
Amortization of intangibles from acquisitions	$251	$975	$-	$1,226
Total operating expenses	$78,673	$91,939	$10,455	$181,067
Operating income (loss)	$16,221	$(5,533)	$(10,455)	$233
Net (income) loss attributable to non-controlling interests	$(2,307)	$4,541	$-	$2,234

Non GAAP measures:
EBITDA (2)	$31,626	$13,292	$(9,596)	$35,322
Adjusted EBITDA (1)	$33,274	$18,262	$(5,744)	$45,792

Balance Sheet Data (at June 30, 2025):
Cash, cash equivalents and restricted cash	$66,726	$44,865	$1,724	$113,315
Total current assets	164,452	153,829	9,471	327,752
Fixed assets, net	455,402	548,040	7,189	1,010,631
Total assets	701,302	914,121	91,583	1,707,006
Total current liabilities	100,323	132,017	36,684	269,024
Total debt, including current portion	64,900	320,474	198,025	583,399

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,932	$68	$-	$5,000
Consumer	21,879	701	-	22,580
Total	$26,811	$769	$-	$27,580

Fixed
Business	$18,715	$30,817	$-	$49,532
Consumer	43,500	21,674	-	65,174
Total	$62,215	$52,491	$-	$114,706

Carrier Services	$3,636	$30,056	$-	$33,692
Other	1,045	342	-	1,387

Total Communications Services	$93,707	$83,658	$-	$177,365

Construction	$-	$820	$-	$820

Managed services	$1,650	$3,446	$-	$5,096

Total Other	$1,650	$3,446	$-	$5,096

Total Revenue	$95,357	$87,924	$-	$183,281

Depreciation	$16,277	$19,234	$47	$35,558
Amortization of intangibles from acquisitions	$252	$1,693	$-	$1,945
Total operating expenses	$62,952	$87,040	$8,973	$158,965
Operating income (loss)	$32,405	$884	$(8,973)	$24,316
Net (income) loss attributable to non-controlling interests	$(5,137)	$2,803	$-	$(2,334)

Non GAAP measures:
EBITDA (2)	$48,934	$21,811	$(8,926)	$61,819
Adjusted EBITDA (1)	$33,285	$21,919	$(6,534)	$48,670

Balance Sheet Data (at December 31, 2024):
Cash, cash equivalents and restricted cash	$35,231	$51,604	$2,408	$89,243
Total current assets	129,866	168,754	10,541	309,161
Fixed assets, net	466,861	565,625	7,707	1,040,193
Total assets	675,642	957,914	93,547	1,727,103
Total current liabilities	85,588	147,490	34,236	267,314
Total debt, including current portion	59,850	316,242	181,264	557,356

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$9,706	$46	$-	$9,752
Consumer	42,657	-	-	42,657
Total	$52,363	$46	$-	$52,409

Fixed
Business	$36,909	$58,099	$-	$95,008
Consumer	86,206	44,920	-	131,126
Total	$123,115	$103,019	$-	$226,134

Carrier Services	$7,326	$59,033	$-	$66,359
Other	3,829	174	-	4,003

Total Communications Services	$186,633	$162,272	$-	$348,905

Construction	$-	$3,262	$-	$3,262

Managed services	$2,757	$5,670	$-	$8,427
Total Other	$2,757	$5,670	$-	$8,427

Total Revenue	$189,390	$171,204	$-	$360,594

Depreciation	$30,531	$36,134	$1,725	$68,390
Amortization of intangibles from acquisitions	$503	$1,949	$-	$2,452
Total operating expenses	$158,420	$179,152	$20,122	$357,694
Operating income (loss)	$30,970	$(7,948)	$(20,122)	$2,900
Net (income) loss attributable to non-controlling interests	$(3,781)	$8,475	$-	$4,694

Non GAAP measures:
EBITDA (2)	$62,004	$30,135	$(18,397)	$73,742
Adjusted EBITDA (1)	$65,665	$35,774	$(11,308)	$90,131

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$9,740	$141	$-	$9,881
Consumer	43,108	1,465	-	44,573
Total	$52,848	$1,606	$-	$54,454

Fixed
Business	$37,247	$65,783	$-	$103,030
Consumer	86,289	44,593	-	130,882
Total	$123,536	$110,376	$-	$233,912

Carrier Services	$7,209	$60,109	$-	$67,318
Other	1,863	1,086	-	2,949

Total Communications Services	$185,456	$173,177	$-	$358,633

Construction	$-	$2,406	$-	$2,406

Managed services	$2,960	$6,077	$-	$9,037

Total Other	$2,960	$6,077	$-	$9,037

Total Revenue	$188,416	$181,660	$-	$370,076

Depreciation	$32,400	$37,372	$125	$69,897
Amortization of intangibles from acquisitions	$503	$3,421	$-	$3,924
Total operating expenses	$144,326	$180,178	$16,682	$341,186
Operating income (loss)	$44,090	$1,482	$(16,682)	$28,890
Net (income) loss attributable to non-controlling interests	$(6,574)	$5,872	$-	$(702)

Non GAAP measures:
EBITDA (2)	$76,993	$42,275	$(16,557)	$102,711
Adjusted EBITDA (1)	$62,558	$42,622	$(12,992)	$92,188

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$16,221	$(5,533)	$(10,455)	$233
Depreciation expense	15,154	17,850	859	33,863
Amortization of intangibles from acquisitions	251	975	-	1,226
EBITDA	$31,626	$13,292	$(9,596)	$35,322

Stock-based compensation	141	50	2,494	2,685
Transaction-related charges	-	-	193	193
Restructuring and reorganization expenses	1,385	2,357	1,165	4,907
(Gain) Loss on disposition of assets and transfers	122	2,563	-	2,685
ADJUSTED EBITDA	$33,274	$18,262	$(5,744)	$45,792

For the three months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$32,405	$884	$(8,973)	$24,316
Depreciation expense	16,277	19,234	47	35,558
Amortization of intangibles from acquisitions	252	1,693	-	1,945
EBITDA	$48,934	$21,811	$(8,926)	$61,819

Stock-based compensation	193	196	2,392	2,781
(Gain) Loss on disposition of assets and transfers	(15,842)	(88)	-	(15,930)
ADJUSTED EBITDA	$33,285	$21,919	$(6,534)	$48,670

For the six months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$30,970	$(7,948)	$(20,122)	$2,900
Depreciation expense	30,531	36,134	1,725	68,390
Amortization of intangibles from acquisitions	503	1,949	-	2,452
EBITDA	$62,004	$30,135	$(18,397)	$73,742

Stock-based compensation	357	127	4,106	4,590
Transaction-related charges	-	-	1,628	1,628
Restructuring and reorganization expenses	2,891	2,491	1,355	6,737
(Gain) Loss on disposition of assets and transfers	413	3,021	-	3,434
ADJUSTED EBITDA	$65,665	$35,774	$(11,308)	$90,131

For the six months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$44,090	$1,482	$(16,682)	28,890
Depreciation expense	32,400	37,372	125	69,897
Amortization of intangibles from acquisitions	503	3,421	-	3,924
EBITDA	$76,993	$42,275	$(16,557)	$102,711

Stock-based compensation	217	327	4,146	4,690
Restructuring and reorganization expenses	1,190	-	-	1,190
Transaction-related charges	-	-	19	19
(Gain) Loss on disposition of assets and transfers	(15,842)	20	(600)	(16,422)
ADJUSTED EBITDA	$62,558	$42,622	$(12,992)	$92,188

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	June 30,	December 31,
	2025	2024
Current portion of long-term debt *	$14,851	$8,226
Long-term debt, net of current portion *	568,548	549,130

Total debt	$583,399	$557,356

Less: Cash, cash equivalents and restricted cash	113,315	89,244

Net Debt	$470,084	$468,112

Adjusted EBITDA - for the four quarters ended	$182,027	$184,084

Net Debt Ratio	2.58	2.54

*  Excludes Customer receivable credit facility